Exh. 12(a)(1)(v)


                                    OFFER BY

                          THE FRANCE GROWTH FUND INC.

                              TO PURCHASE FOR CASH
                   UP TO 3,018,000 SHARES OF ITS OUTSTANDING
                                  COMMON STOCK

              THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
        MIDNIGHT, EASTERN TIME, ON FEBRUARY 28, 2001 UNLESS THE OFFER IS
                          EXTENDED ("EXPIRATION DATE")

     THIS  OFFER IS NOT  CONDITIONED  ON ANY  MINIMUM  NUMBER  OF  SHARES  BEING
TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER TO PURCHASE DATED JANUARY 31, 2001 AND IN THE LETTER OF TRANSMITTAL.

                                                              January 31, 2001

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase, dated January 31, 2001 (the "Offer to Purchase"), of The France Growth Fund Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as a closed-end, diversified management investment company (the "Fund"), and a related Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Fund is offering to purchase up to 3,018,000 shares of its outstanding common stock, par value $0.01 per share (the "Shares"), upon the terms and conditions set forth in the Offer.


     The Offer to Purchase and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

Your attention is called to the following:

          (1) The purchase price to be paid for the Shares is an amount per Share, equal to 98% of the net asset value per Share as determined by the Fund at the close of regular trading on the New York Stock Exchange on February 28, 2001, or such later date to which the Offer is extended. The current net asset value of the Fund is calculated daily and may be obtained by calling Georgeson Shareholder Communications Inc., the Fund's Information Agent, toll free at 888-449-2643 or call collect 212 440-9800 (attention: Artie Kenniff).

          (2) The Offer is not conditioned upon any minimum number of Shares being tendered.

          (3) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to 12:00 midnight Eastern time, on February 28, 2001, or such later date to which the Offer is extended (the "Expiration Date").

          (4) No fees or commission will be payable to the Fund in connection with the Offer. Except as mandated in Instruction 7, "Stock Transfer Taxes," of the Letter of Transmittal, the Fund will pay any stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer.

          (5) Your instructions to us should be forwarded in ample time before the Expiration Date to permit us to submit a tender on your behalf.

     An  envelope  to  return  your   instructions  to  us  is  enclosed.   YOUR
INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable law.

     NEITHER THE FUND NOR ITS BOARD OF DIRECTORS IS MAKING ANY RECOMMENDATION TO ANY SHAREHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THE OFFER. EACH SHAREHOLDER IS URGED TO READ AND EVALUATE THE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.

                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer, dated January 31, 2001 relating to The France Growth Fund Inc. (the "Fund") to purchase up to 3,018,000 shares of its outstanding common stock, par value $0.01 per share (the "Shares").

     This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer that you have furnished to the undersigned.

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                   AGGREGATE NUMBER OF SHARES TO BE TENDERED:

                                  _____ SHARES

                      ENTER NUMBER OF SHARES TO BE TENDERED.
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                                    ODD LOTS

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of not more than 99 Shares. The undersigned:

[_] Is the beneficial or record owner of an aggregate of not more than 99 Shares, all of which are being tendered; and, hereby represents that the above indicated information is true and correct as to the undersigned.

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                                 SIGNATURE BOX

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                                 (SIGNATURE(S))
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                    (PLEASE PRINT NAME(S) AND ADDRESS HERE)

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                         (AREA CODE AND TELEPHONE NO.)

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               (TAXPAYER IDENTIFICATION (SOCIAL SECURITY) NUMBER)

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DATE:_____________

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